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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                      GLENOIT INTERMEDIATE HOLDINGS, INC.

           Under Section 242 of the Delaware General Corporation Law
           ---------------------------------------------------------

     The undersigned, being the President of Glenoit Intermediate Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     1.  The name of the Corporation is Glenoit Intermediate Holdings, Inc.

     2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on November 5, 1995.

     3. The Certificate of Incorporation of the Corporation is hereby amended to effect a change in Article One thereof, relating to the name of the Corporation, accordingly Article One of the Certificate of Incorporation shall be amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article One:

                                  "ARTICLE ONE
                                   -----------

     The name of the corporation is Glenoit Corporation (hereinafter called the "Corporation")."

     4. The Board of Directors of the Corporation, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted resolutions approving the foregoing amendment.

     5. That the sole holder of the Corporation's issued and outstanding capital stock approved and adopted the Certificate of Amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

                                  *  *  *  *
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     IN WITNESS WHEREOF, the undersigned, being the President of the
Corporation, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amendment to Certificate of Incorporation this 11th day of March, 1997


                              By: /s/ Thomas O'Gorman
                                  --------------------------------
                                  Thomas O'Gorman, President

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